Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

LEGEND OIL AND GAS LTD. Announces New Board Members and Results of Kansas Drilling

SEATTLE, Washington. – February 9, 2012 - Legend Oil and Gas Ltd. (OTCBB: LOGL) (“Legend”, the “Company”) is pleased to announce the appointment of two new independent directors to our Board of Directors, Mr. Alan Jochelson and Mr. John Busey. This brings the current number of directors on our Board to four, with the expectation of an additional appointee within the next several weeks. These appointments reflect our corporate governance objective of having a majority of independent directors on our Board.

“It is with great pleasure I am able to announce the addition of Alan Jochelson, a partner at the Gowlings law firm in Alberta, Canada, and John Busey, a retired businessman to our Board of Directors,” said Legend’s President, Marshall Diamond-Goldberg. “Mr. Jochelson has a strong background in corporate finance with a particular emphasis on mergers and acquisitions, divestitures, reorganizations and financings, many of which are in the Exploration & Production sector. Mr. Jochelson acts regularly in cross-border private and public market transactions. Mr. Busey has over thirty years of senior executive experience in the areas of financing, banking, mergers and acquisitions, divestitures and reorganizations in the retail, technology and new home construction industries. Both Mr. Jochelson and Mr. Busey bring a wealth of experience and acumen working with public companies in the United States and Canada which will be a tremendous asset for Legend moving forward.”

With the addition of these new board members, our Board established an Audit Committee and Compensation Committee, and appointed Messrs. Jochelson and Busey to these Committees. A third committee, overseeing our oil and gas reserves, will be established once the board appointments have been completed. Each committee will be subject to its own charter respective of its function and the duties of its members.

Kansas Drilling

Legend is also pleased to announce that the three wells drilled in Piqua, Kansas in December 2011 have been completed and placed on production. Early results suggest that these wells should perform similarly to our previous development program (three new wells and one re-completed well during 2011). With the positive results of our drilling activities, we are planning a 10 well development program for the spring of 2012. We believe the results of our drilling to date will allow us to accelerate our “ramp-up” of development on the property, with more than 50 drilling locations identified.

About Legend Oil and Gas Ltd.

Legend Oil and Gas Ltd. is a managed risk, oil and gas exploration/exploitation, development and production company with activities currently focused on leases in Canada, southeastern Kansas and northern North Dakota.

Investor Contact

Barry Gross, Investor Relations

legend@grosscapital.com

361-949-4999

Forward-looking Statements:

This press release contains forward-looking statements concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. Forward looking statements in this press release include statements about our drilling development program. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, increased expenses or unanticipated difficulties in drilling wells, actual production being less than our development tests, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with oil and gas operations in the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors — The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as “probable,” “possible,” “recoverable” or “potential” reserves among others, that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosure in our filings with the SEC.